Exhibit 99.2

News Release

TransEnterix Announces Pricing of Public Offering of Common Stock

Morrisville, North Carolina (September 5, 2019) — TransEnterix, Inc. (NYSE American: TRXC) today announced that it priced a public offering of 28,000,000 shares of its common stock for gross proceeds of approximately $20.3 million, before deducting underwriting discounts and commissions and offering expenses payable by TransEnterix. In addition, the Company granted the underwriter a 30-day option to purchase approximately $3.0 million of additional shares of common stock. All of the shares in the offering are to be sold by TransEnterix. TransEnterix currently intends to use the net proceeds of this offering for general corporate purposes, including working capital. The offering is expected to close on September 9, 2019, subject to customary closing conditions.

Cantor Fitzgerald & Co. acted as sole book-running manager for the offering. The underwriter may offer the shares from time to time for sale in one or more transactions on the NYSE American, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. On September 4, 2019, the last sale price of the shares as reported on the NYSE American was $0.895 per share.

The shares of common stock described above are being offered by TransEnterix pursuant to its shelf registration statement previously filed with the Securities and Exchange Commission (SEC) and declared effective on May 19, 2017. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC, and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement (when available) and accompanying prospectus relating to these securities may also be obtained by contacting Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Avenue, 6th Floor, New York, New York 10022; email prospectus@cantor.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About TransEnterix

TransEnterix is a medical device company that is digitizing the interface between the surgeon and the patient to improve minimally invasive surgery by addressing the clinical and economic challenges associated with current laparoscopic and robotic options in today’s value-based healthcare environment. The Company is focused on the commercialization of the Senhance® Surgical System, which digitizes laparoscopic minimally invasive surgery. The system allows for robotic precision, haptic feedback, surgeon camera control via eye sensing and improved ergonomics while offering responsible economics. The Senhance Surgical System is available for sale in the US, the EU, and select other countries.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the proposed public offering and TransEnterix’s intended use of proceeds. These statements involve significant risks and uncertainties, including those discussed in the preliminary prospectus supplement related to the offering and in our most recent annual report filed on Form 10-K and its other SEC filings. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. There can be no assurance that TransEnterix will be able to complete the offering. We are providing this information as of September 5, 2019. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

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CONTACT:

For TransEnterix, Inc.

Mark Klausner, +1 443-213-0501

invest@transenterix.com

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